Exhibit 10(a)
[*] TEXT OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
Confidential Treatment Requested by Core Molding Technologies, Inc.
Under 17 C.F.R. Sections 200.80(B)(4), 200.83 and 240.24b-2
[NAVISTAR LOGO]
SUPPLY AGREEMENT
Navistar, Inc.
AND
Core Molding Technologies Inc. and Core Composites
Corporation

Table of Contents

TERMS	4
1. TERM OF AGREEMENT	4
2. FREIGHT	4
3. PAYMENT TERMS	4
PRODUCT	4
4. PRODUCT TERMS	5
5. PRICING	5
6. [****]	6
7. [****]	6
8. SERVICE PARTS AVAILABILITY	6
9. PACKAGING AND PACKING	7
10. LABELING	7
11. VOLUMES	7
12. TOOLING	8
13. PRODUCT IMPROVEMENTS / COST REDUCTION	8
14. FORCED SELLER CHANGES, OBSOLESCENCE, AND NEW PRODUCTS	9
15. PRODUCT REGULATORY COMPLIANCE	9
16. PRICING, QUANTITY, REBATE AND FREIGHT DISPUTES	10
17. INSPECTION OF PRODUCTS	10
SELLER PERFORMANCE	10
18. PERFORMANCE ACHIEVEMENT	10
19. KEEP COMPETITIVE AGREEMENT	10
20. SUPPLY FAILURE	11
21. LATE DELIVERY CHARGES	11
22. ASSURANCE OF PERFORMANCE	11
23. REIMBURSEMENT FOR NON-PERFORMANCE BY SELLER	12
24. WARRANTY	12
25. REIMBURSEMENT FOR WARRANTY CLAIMS	12
26. FINANCIAL VIABILITY	13
27. AUDIT RIGHTS	13
28. NAFTA DOCUMENTATION	14
29. SUPPLIER DIVERSITY PROGRAM	14
30. VALUE SELLING	15
ENGINEERING/TECHNICAL SUPPORT	15
31. GENERAL	15
32. ENGINEERING SPECIFICATION AND PRODUCT COMPLIANCE	15
33 TRUCK ENGINEERING CAD/CAM SUPPLIER DESIGN DATA REQUIREMENTS	15
34. ELECTRONIC DATA INTERCHANGE (EDI) TRANSACTION REQUIREMENTS	15
35. INFORMATION TECHNOLOGY	17
36. QUALITY REGISTRATION	17
LEGAL/REGULATORY	18
37. COMPLIANCE WITH LAWS AND REGULATIONS	18
38. NON-COMPLIANCE CHARGES	18
39. MATERIAL SAFETY DATA SHEETS (MSDS)/SUBSTANCE RESTRICTIONS	18
40. NON-DISCRIMINATION	19
41. VETERANS’ READJUSTMENT ASSISTANCE ACT	19
42. MECHANIC’S LIEN	19
43. GOVERNMENTAL REQUIREMENTS	19
44. INDEMNIFICATION	20

****	Confidential Treatment Requested by Core Molding Technologies, Inc.

45. LIABILITY INSURANCE	21
46. REMOVAL OF IDENTITY OF BUYER	22
47. NEW BUSINESS	22
48. CONFIDENTIAL INFORMATION / INTELLECTUAL PROPERTY	22
49. TERMINATION	23
MISCELLANEOUS	24
50. ASSIGNMENT OF RIGHTS AND DUTIES	24
51. MODIFICATION AND AMENDMENT OF AGREEMENT	25
52. CHOICE OF LAW	25
53. CONSENT TO JURISDICTION	25
54. SEVERABILITY	25
55. NO LIMITATION OF RIGHTS AND REMEDIES; SPECIFIC PERFORMANCE	26
56. FORCE MAJEURE	26
57. ENTIRE AGREEMENT	27
58. NOTICES	27
Navistar, Inc.	27
59. NO WAIVERS	28
60. CONSTRUCTION	28
61. HEADINGS	28
62. COUNTERPARTS	28
APPENDIX A — PRODUCT DESCRIPTION
APPENDIX B — PRODUCT PRICING SCHEDULE
APPENDIX C — NON-CONFORMANCE CHARGE SCHEDULE

TERMS
1.	TERM OF AGREEMENT

This Supply Agreement (the “Agreement) between Navistar, Inc., formerly known as International Truck and Engine Corporation (the “Buyer”) and Core Molding Technologies/Core Composites Corporation (the “Seller”), effective as of May 1, 2008 (the “Effective Date”) replaces the Supply Agreement between Seller and Buyer dated November 1, 2005 in its entirety. This Agreement will be for an initial term of five (5) years and four (4) months commencing June 23, 2008 and terminating October 31, 2013, unless otherwise terminated as provided herein (the “Initial Term”). This Agreement may be extended for additional terms of one year (each a “Renewal Term”) provided that both parties agree in writing to such extension no later than sixty (60) days prior to expiration of the Initial Term or renewal term, as the case may be. This Agreement is effective as of the Effective Date and shall remain in effect until either terminated by either party in accordance with the terms of this Agreement or the expiration of the Agreement at the end of the Initial Term or any Renewal Term.

2.	FREIGHT
A.	Seller agrees to use only those freight carriers specified by Buyer. Buyer must approve in writing any other freight carriers used by Seller prior to shipment. The terms of delivery for all Products (as defined below) sold pursuant to this Agreement shall be F.O.B. at Seller’s United States’ plants. Seller further agrees to ship any and all service parts to multiple locations as required by Buyer’s Distribution Network.

B.	Seller is responsible for following Buyer’s routing instructions and handling all transportation activities efficiently and effectively. Specifically, Seller is required to have Product staged for delivery and paperwork accurately prepared to support the freight carrier’s prearranged pick-up time. The Seller is responsible for paying additional transportation charges billed by the freight carrier on charges caused by seller. Buyer expects Seller to settle properly documented charges promptly. Seller’s failure to do so will result in freight debits to Seller.

C.	Seller shall not be liable for meeting shipping schedules due to transportation equipment availability (lack of).
3.	PAYMENT TERMS

Payment terms under this Agreement shall be [****] from date of receipt of an invoice from Seller, or the date of receipt of the Products (as defined below) by Buyer, whichever is later. All payments shall be made in U.S. dollars.
PRODUCT

****	Confidential Treatment Requested by Core Molding Technologies, Inc.

4.	PRODUCT TERMS
A.	During the Initial Term (or Renewal Term, if any) of this Agreement, Buyer shall purchase from Seller, and Seller shall sell to Buyer, one hundred percent (100%) of Buyer’s original equipment, and up to one hundred percent (100%) of Buyer’s service requirements as they presently exist for fiberglass reinforced products and sheet molded compound as detailed in the written specifications, drawings, part numbers, design and style of Buyer (“Product”), attached hereto as Appendix A — PRODUCT DESCRIPTION/PRODUCT PRICING, or as they may be hereafter improved or modified if such improvements and modifications are approved by Buyer in writing, except where the Buyer’s customer specifies another supplier’s product. Buyer’s requirements for modules, which may or may not include similar components or equipment as the Products herein, are not included in Seller’s or Buyer’s obligations under this section.

B.	Buyer reserves the exclusive right at any time to make changes or modifications to the drawings and specifications of any Products, materials, or work covered by this Agreement which are designed by Buyer, or are uniquely designed or created for Buyer. Any difference in price or time for performance resulting from such changes shall be equitably adjusted, and the Agreement shall be amended and modified in writing accordingly.

C.	During the Initial Term (and Renewal Term, if any) of this Agreement, Seller shall not sell, give, transfer or in any way cause to be or facilitate to be manufactured or sold the Products or any derivatives of Products identified in Appendix B — PRODUCT PRICING SCHEDULE of this Agreement and any Products sold to Buyer under this Agreement to any other party other than Buyer, unless expressly authorized in writing by Buyer.

D.	Seller hereby agrees to provide Buyer’s Service Requirements for Products solely through the Buyer’s Parts Distribution Network or Buyer’s designated Affiliates and Seller is hereby prohibited from distributing such Products to Buyer’s Customers through any alternate aftermarket distribution channel, unless written authorization to do so has been obtained from Buyer.

E.	Shipments of Products by Seller must equal the exact quantity ordered by Buyer, though consideration must be given to allow for optimization of packaging and freight, unless otherwise agreed to in writing by Seller and Buyer. Shipping schedules may contain authorization by Buyer to the Seller to fabricate within a time specified quantities of Products under this Agreement, the delivery of which has not been specified by Buyer.
5.	PRICING
A.	Similar Pricing for Production Products and Service Parts. Products used for OEM production vehicles (“Production Parts”), Products used to service previously sold Production Products (“Service Parts”), and packaging, if applicable, shall be quoted and priced by Seller to Buyer at the equivalent pricing levels. Price reductions granted to Buyer by Seller on Production Products will also apply to all corresponding Service Parts.

B.	Evidence of Cost to Buyer. Seller must provide Buyer with cost transparencies satisfactory to Buyer including costs, packaging, if applicable, to Seller for all Products covered in this Agreement.

C.	Pricing of Products. Pricing for Products shall under no circumstances exceed pricing of similar products to Seller’s Parts Distributors. Upon receipt of a written request from Buyer, Seller hereby agrees to provide Buyer’s Supply Manager with all necessary documentation to evidence Seller’s compliance with its agreement set forth in the previous sentence of this section.

D.	Similar Terms as Seller’s Other Customers. Seller will provide Products to Buyer with terms and conditions on an overall basis that are no less favorable than those of any other customer of Seller purchasing comparable quantities of the same or similar Products.

E.	[****]

F.	[****]

G.	Current prices for Products are set forth in Appendix B — PRODUCT PRICING SCHEDULE.
6.	[****]

7.	[****]

8.	SERVICE PARTS AVAILABILITY
A.	Service Parts for the Products covered by this Agreement will be furnished and combined with Buyer’s Production Product orders. If Buyer ceases production of any product incorporating a Product covered by this Agreement, Seller shall continue to perform normal maintenance to tools, jigs and fixtures at no charge to Buyer.

Buyer is responsible for repair and replacement beyond normal maintenance on tools jigs and fixtures (secondaries) and supply Buyer with the Products necessary to satisfy Buyer’s past model service and replacement requirements for Product for a minimum of ten (10) years after cessation of production.

Buyer agrees that economic incentives provided by the Seller associated with this agreement have a basis upon product volume. Buyer agrees to provide Seller with the following increase schedule for out of production part numbers.
a.	[****]

b.	[****]

c.	[****]

d.	[****]

****	Confidential Treatment Requested by Core Molding Technologies, Inc.

e.	[****]

f.	[****]
B.	In addition, upon termination or expiration of this Agreement, Buyer shall have the opportunity for a one-time buy of Products by Buyer to fulfill such service and replacement requirements. Buyer and Seller shall negotiate in good faith with respect thereto.

C.	There will be annual review in September to look at potential for all time run (ATR) opportunities on service parts not to exceed $100,000.00 of inventory.
9.	PACKAGING AND PACKING
A.	Seller must comply with all requirements detailed in the Buyer’s D-13 Packaging and Packing Requirement — 2001 Revision and seller will make every effort to comply with amendments and any issues will be negotiated. This document is deemed a part of this Agreement and is available at http://www.internationalsupplier.com/. This D-13 Packaging and Packing Requirement details packing, packaging, labeling and shipping requirements.

B.	Buyer is responsible for conveying product packaging specifications to Seller.

C.	Interpretation of packaging specifications and determination of market competitive packaging costs and pricing will be coordinated between Buyer’s and Seller’s Corporate Packaging staffs.

D.	If returnable containers are required by Buyer, Buyer will cover that cost.

E.	Seller will adhere to all retail packaging regulations of the countries where the Products will be sold. This includes but is not limited to federal, state, provincial, county, city, and other applicable laws, regulations and statutes.

F.	Seller will adhere to all hazardous material packaging regulations of the countries where the Products will be sold. This includes but is not limited to federal, state, provincial, county, city, and other applicable laws, regulations and statutes.
10.	LABELING

Seller must meet the requirements identified in the Buyer’s Quick Receive Guideline, which is available at http://www.internationalsupplier.com/, and which is deemed part of this Agreement. Seller will make every effort to comply with amendments and issues will be negotiated.

11.	VOLUMES
A.	Seller and Buyer agree that Buyer’s forecasted volumes are based on past usage and projected market forecasts. The parties hereby agree that no minimum purchase

****	Confidential Treatment Requested by Core Molding Technologies, Inc.

quantities are implied by any term of this Agreement, and no penalties shall be imposed on Buyer for volumes of Products actually ordered by Buyer below those quantities forecasted.

B.	Buyer and Seller agree to review product pricing when significantly under quoted volumes.
12.	TOOLING
A.	All tooling, jigs, fixtures and associated manufacturing equipment necessary for the successful production and testing of the Products for which Buyer pays Seller in full will remain the exclusive property of Buyer, and Seller assumes all liability for any loss, damage and/or for Seller’s failure to return such property, including equipment, to Buyer upon request. Seller shall promptly notify Buyer of any such loss, damage or shortage. Such tooling items must be identified and labeled as “Owned By International”. Furthermore, all tooling as described above owned by Buyer shall be used exclusively for the manufacture of Products for Buyer. Seller will perform normal maintenance, at Seller’s expense, for the duration of this Agreement. Buyer is responsible for repair and replacement beyond normal maintenance on tools, jigs and fixtures (secondaries)

B.	Tooling developed for the production of the Products will conform to Buyer’s product development guidelines. It is expected that Seller will exercise due care and judgment in the design, specification, sourcing, building, and supervision of building, of all tooling in such a way to maximize production efficiency and minimize cost. Seller will analyze domestic and overseas placement of tooling using various cost, part and tooling design, timing requirements and work with the buyer to select the most globally competitive source. Buyer will pay Seller only the globally competitive tool cost. Seller shall submit all tools for inspection and review by Buyer in accordance with AIAG (Automotive Industry Action Group) Publication, Production Part Approval Process, prior to Buyer making payment for same. Buyer may, at its option, see detailed tooling documents, invoices and/or tooling orders prior to issuing its approval for payment of tooling. Tooling costs may be shared with Seller or amortized as mutually agreed upon by both parties in writing. If Seller pays for tooling and amortizes cost to Buyer as described in the attached Amortization Agreement, upon completion of amortization Buyer shall have the option to purchase all such tooling from Seller for the price of one dollar ($1.00).
13.	PRODUCT IMPROVEMENTS / COST REDUCTION
A.	Seller and Buyer are committed to an active product cost reduction program. Any Buyer-initiated cost savings resulting from product improvements and/or design changes shall be credited [****]to Buyer after funding the total cost of initial tooling investment. Any Seller-initiated cost savings resulting from product improvements and/or design changes shall be credited [****] to Seller after funding the total cost of initial tooling investment.

****	Confidential Treatment Requested by Core Molding Technologies, Inc.

B.	COMPASS/IdeaStream Credits. Buyer and Seller will establish a goal of [****]% COMPASS/IdeaStream credit per calendar year, beginning January 1, 2006. All ideas must be credited by October 31st of each calendar year in order to qualify for the [****]% savings. Seller hereby agrees that it will follow COMPASS/IdeaStream guidelines set forth in the International Supplier Network website, http://www.internationalsupplier.com/, for what constitutes an acceptable idea submission.

C.	When tooling investment is required by either party to implement or achieve a cost reduction, the party funding such tooling shall retain [****] of the cost savings until such time as such party recoups the total tooling dollar investment, after which time the cost reduction will be credited as stated above.
14.	FORCED SELLER CHANGES, OBSOLESCENCE, AND NEW PRODUCTS
A.	Seller shall not discontinue any Product(s) without written agreement from Buyer. Buyer will work in good faith with Seller to accept reasonable requests.

B.	Seller shall provide Buyer (3) months advance warning of changes that will result in changes to Buyer’s cost, part numbers, or production processes. Changes that have a negative impact on the Buyer’s total installed cost may only be implemented with prior written agreement from Buyer.

C.	When Seller introduces proprietary Products intended to replace those Product(s) already purchased by Buyer, those Products will be priced to have a total installed cost equal to or lower than the Products they replace. As replacement Products are introduced, all price reductions, freight terms, and rebates described in this Agreement will apply to the replacement Products on the dates set forth in this Agreement.

D.	When Seller seeks to introduce new Products to Buyer that are not replacement Products, Buyer and Seller will negotiate in good faith to implement a competitive price. As new Products are introduced, all price reductions, freight terms, and rebates described in this Agreement will apply to the new Products on the dates specified in this Agreement.
15.	PRODUCT REGULATORY COMPLIANCE
A.	Components or systems purchased from Seller that have specific government regulatory performance requirements will require Seller to provide evidence of compliance satisfactory to Buyer and the applicable governmental regulatory authority, in the form of a test report and/or engineering analysis, validating conformance to those specific requirements.

B.	Seller must provide the same evidence of compliance whenever a change is made to a particular component or system that affects the performance of that component or system to a specific government regulatory performance requirement.

**** Confidential Treatment Requested by Core Molding Technologies, Inc.

C.	Seller must provide an annual “Letter of Conformance” per the compliance standard operating procedure F-2 as outlined at http://wwwnio.navistar.com/r&q/compliance/soi f-2.doc.
16.	PRICING, QUANTITY, REBATE AND FREIGHT DISPUTES
A.	All pricing, quantity, and freight debits, and rebate disputes between Buyer and Seller that Seller wishes to contest must be communicated in writing by Seller to the Buyer within six (six) months of the date of dispute. For quantity disputes, Seller must provide a copy of the relevant proof of delivery (“POD”) that is stamped with the Buyer’s receipt number, and the bill of lading (“BOL”) number.

B.	Seller must provide sixty (60) days written notice to Buyer of any intention to stop shipment of Products as a result of a dispute set forth above. Seller shall present its dispute to the Mediation Board at least sixty (60) days prior to proposed end of shipment date to allow for adequate response from Buyer.
17.	INSPECTION OF PRODUCTS

All Products shall be received subject to Buyer’s inspection and/or rejection. Defective Products or Products not in accordance with Buyer’s specifications will be held for Seller’s instructions and at Seller’s risk, and, if Seller so directs, will be returned at Seller’s expense. Payment for Products prior to inspection shall not constitute an acceptance thereof. Returned Products will be deducted from total shipments.
SELLER PERFORMANCE
18.	PERFORMANCE ACHIEVEMENT

When seller is design responsible, seller is required to meet all cost, delivery, quality and technology requirements, and documentation thereof, as specified in this Agreement. Buyer’s plants, Parts Distribution Centers or Supply Manager will communicate non-conformances directly to Seller with requests for corrective actions. These corrective actions must be performed in a timely manner and the issues corrected to the reporting location’s satisfaction. All non-conformance will be subject to the minimum charges as detailed in Appendix C — NON-CONFORMANCE CHARGE SCHEDULE. Charges are negotiable between buyer and seller. The provisions of this paragraph are not intended to limit in any way any other rights and remedies Buyer may have against Seller pursuant to this Agreement, under law or equity or otherwise. Seller maintains the right to dispute occurrences and buyer agrees that negotiations will take place in good faith.

19.	KEEP COMPETITIVE AGREEMENT

Buyer and Seller recognize that continuing to be competitive in price, delivery, quality, and technology is essential for this Agreement. If buyer reasonably demonstrates to Seller that any aggregate sample of product including [****] is not a competitive value

****	Confidential Treatment Requested by Core Molding Technologies, Inc.

in price, delivery, technology or quality with other equivalent products of equivalent value, production, usage or availability in the world, then Seller agrees to provide an action plan and timetable within ninety (90) days of such demonstration to cure the deficiency to Buyers satisfaction. If the plan fails to cure the deficiency within the agreed upon timetable, then Buyer may at its option withdraw the non-competitive Product(s) from this Agreement and serve notice to terminate the obligations of the parties under this Agreement with respect thereto, effective upon the date specified by Buyer in such notice. Buyer agrees that prior to exercising its option, it will consider, in good faith, any proposal by Seller to correct the deficiency. Buyer recognizes that within the Seller’s current product list there is a normal distribution of products and profitability, Buyer agrees to maintain the current product list with the Seller for the duration of this agreement. [****]

20.	SUPPLY FAILURE

In the event of a partial failure of Seller’s sources of supply for the Products purchased, Seller will allocate to customers based on their level of purchases.

21.	LATE DELIVERY CHARGES

If Buyer determines that Seller’s deliveries are so far behind a given schedule, provided their have been no changes in schedule for EDI during the past 10 working days, that Buyer requests express shipments, Seller will pay the express charges. If Seller’s deliveries are so far behind a given schedule that the Buyer is compelled to use material not according to Buyer’s specification, or at a higher cost, the Seller will pay additional costs, expenses, losses, or damages Buyer sustains. If buyer’s schedules exceed tool capacity originally quoted, buyer will pay additional costs required for express shipment. The provisions of this paragraph are not intended to limit in any way any other rights and remedies Buyer may have against Seller pursuant to this Agreement, under law or equity or otherwise.

22.	ASSURANCE OF PERFORMANCE

If Buyer reasonably deems itself insecure with respect to Seller’s ongoing performance, due to Seller’s financial capacity, Buyer may demand that Seller provide assurance of future performance to Buyer within five (5) days of the demand. This assurance may be in any security acceptable to Buyer, including but not limited to, collateral consisting of cash, letter(s) of credit, surety bond, parent guaranty, or lender releases. This security shall be in an amount satisfactory to Buyer and shall also be sufficient to offset costs and expenses incurred or reasonably expected to be incurred by Buyer in securing for itself completion of the project or other performance due from Seller. Buyer reserves its right to any other remedies allowed in law or equity. Failure to provide the requested performance assurance within the stated period shall constitute a default of this Agreement, and Buyer shall be free to cancel this Agreement in its discretion immediately upon expiration of the time specified for delivery of the requested performance assurance.

****	Confidential Treatment Requested by Core Molding Technologies, Inc.

23.	REIMBURSEMENT FOR NON-PERFORMANCE BY SELLER
A.	Seller acknowledges that Buyer requires on-time delivery in order to operate its plants and parts distribution centers. The parties further acknowledge that the precise amount of Losses (as defined in Article 44A — INDEMNIFICATION) which Buyer would sustain in the event Seller were to fail to make timely or conforming deliveries of Products would be difficult to determine. Therefore, the parties agree that Seller shall be responsible for any and all actual, losses resulting from Seller’s failure to make timely or conforming deliveries of Products, including, but not limited to, [****] as detailed in Appendix C — NON-CONFORMANCE CHARGE SCHEDULE. Seller will advise Buyer immediately in writing of any apparent imminent problem, and the parties will each use their best efforts to avoid any actual assembly line downtime. In addition, Seller shall not be responsible for assembly line downtime charges for delinquent delivery resulting from schedule changes by Buyer or Buyer’s unforeseen manufacturing difficulties or insufficient packaging. With respect to Service Parts, buyer shall be responsible for any emergency premium expenses for “truck down” orders.

B.	Seller shall promptly notify Buyer in writing of any anticipated labor dispute or labor shortage or any other labor performance interruption, and Seller shall arrange for advance deliveries or warehousing, at Buyer’s option and at locations acceptable to Buyer, of a mutually agreeable supply of Products. Seller agrees to provide Buyer with its plan to continue production and support Buyer with Product in the event of a labor dispute, shortage, interruption, or contract expiration ninety (90) days before such event. Seller also agrees to keep Buyer informed of the status of negotiations toward renewal of any union contract or agreement.

C.	Buyer and Seller agree to the delivery performance targets, and the associated performance charges, for shipments to Buyer’s Parts Distribution Centers (PDC’s), contract packagers, and/or freight forwarders.
24.	WARRANTY

Seller agrees to warrant its Product(s) against defects in design if responsible, materials, or workmanship, or any combination of these. The seller’s responsibility includes failures that are the result of the Seller’s manufacturing process decisions. This warranty is subject to the terms and conditions published in Buyer’s CTS-1100 Warranty Manual (http://service.navistar.com/WarrantyPolicyManual/CTS1100.pdf) in effect at the time the Seller’s Product(s), begin production, subject to Article 25 - REIMBURSEMENT FOR WARRANTY CLAIMS, which follows.

25.	REIMBURSEMENT FOR WARRANTY CLAIMS
A.	Subject to the terms in Article 24 — WARRANTY above, Seller shall reimburse Buyer for warranty claim costs determined by Buyer to be the result of a defect in the Seller’s material, design if responsible, and/or workmanship as follows:
i.	Material costs at the Seller’s selling price (Seller to Buyer’s Service Parts Organization); plus

****	Confidential Treatment Requested by Core Molding Technologies, Inc.

ii.	Buyer’s Handling Allowance (Buyer to Dealer) in effect at the time of failure (currently, dealer net price times [****]); plus

iii.	Dealer’s approved labor rate at the time of failure times the appropriate Standard Repair Time as published in Buyer’s current CTS-1200 and current S-00025 Warranty Time Schedule Manual or mutually agreed to time if no SRT is published; plus

iv.	Freight charges associated with the delivery of replacement parts; plus

v.	Freight and processing cost incurred by Buyer due to Seller’s requirement to have failed material returned; plus

vi.	Charges associated with the purchase of parts outside of Buyer’s distribution system, and/or repairs made by subcontractors; plus

vii.	Cost of repairs of any damage to other components caused by Seller’s defective parts.
B.	In the event that a Product fails due to materials and/or workmanship at an extraordinary rate and results in Buyer issuing an Authorized Field Change or a Safety Recall, Seller will reimburse Buyer for reasonable expenses associated with administering the Authorized Field Change or Safety Recall in addition to the reimbursement as specified in Article 25-A-iii — REIMBURSEMENT FOR WARRANTY CLAIMS above.

C.	If Buyer agrees to reimburse a Customer for product failures beyond the warranty period or terms in order to show good will and maintain customer satisfaction, Seller agrees to negotiate in good faith with Buyer regarding reimbursement for these expenses to Buyer on a case-by-case basis.

D.	Seller will issue credit within six (6) months from the date of dispute of the time that the claim is presented by the Buyer. If Seller fails to do so the Buyer has the right to debit the Seller’s account.

E.	If the Seller disputes its responsibility for a claim it must do so in writing within sixty (60) days of notice of such claim and provide details to support such denial.
26.	FINANCIAL VIABILITY

Buyer will not award any new or additional business to Seller without evidence of the Seller’s financial viability, including, without limitation, being provided with it most current audited financial statements. All publicly available financial information will be promptly provided to the Buyer upon request. If Seller becomes a privately held company reasonable access will be given.

27.	AUDIT RIGHTS

Buyer will have no audit rights beyond information already publicly available as long as company remains a publicly traded company. If Seller becomes a privately held company reasonable access will be given.

****	Confidential Treatment Requested by Core Molding Technologies, Inc.

28.	NAFTA DOCUMENTATION

Seller will provide to Buyer annually, by the specified due date, an accurate and complete North American Free Trade Agreement (“NAFTA”) Certificate of Origin for those parts that qualify for NAFTA and an accurate and complete Country of Origin Affidavit for all parts. The NAFTA Certificate of Origin must be completed in accordance with regulations published by the U.S. Department of the Treasury in 19 C.F.R. Sec. 181.11 et seq. and any amendments thereto, and in accordance with Buyer’s NAFTA Policy included in the Customs Invoicing Instructions (International document PR-38) available on the Buyer’s supplier website http://www.internationalsupplier.com/. [****]

29.	SUPPLIER DIVERSITY PROGRAM

Seller agrees to utilize “Small Disadvantaged-Owned Business Concerns, Minority-Owned Business Concerns, Women-Owned Business Concerns, Veteran-Owned Business Concerns, Service Disabled-Owned Business Concerns, and Hubzone-Located Business Concerns” as required by Federal Laws 97-507, 99-661, and 103-355.

Buyer’s policy states that all suppliers receiving contracts from Buyer in excess of five hundred fifty thousand dollars ($550,000), except small business concerns defined above, will set a five percent (5%) minimum spending goal to further subcontract with Small Disadvantaged-Owned Business Concerns; will, in addition, set a five percent (5%) minimum spending goal to further subcontract with Minority-Owned Business Concerns; will, in addition, set a five percent (5%) minimum spending goal to further subcontract with Women-Owned Business Concerns; and will, in addition, set a three percent (3%) minimum spending goal to further subcontract with Veteran-Owned Business Concerns, Service Disabled-Owned Business Concerns, and Hubzone-Located Business Concerns commensurate with the Seller’s sales to the Buyer. The Seller further agrees to submit an annual written plan to Buyer by August 31st outlining how the above stated goals will be achieved. Reference is hereby made to the Supplier Diversity section of Buyer’s supplier website for goal details at www.internationaldelivers.com. Seller also agrees to report their accomplishment toward the above goals on a quarterly basis in the International Truck and Engine Corporation electronic second-tier reporting system and annually in the Federal (eSRS) electronic Subcontract Reporting System as required by FAR Part 19.7. Buyer acknowledges and agrees that, for purposes of satisfying the foregoing goals: (i) such goals apply only to those goods and services purchased by Seller in the United States; and (ii) a purchases of goods and services may be entitled to credit toward more than one of the foregoing goals depending on the status of the subcontractor-.e.g., a subcontract with a “Minority Owned Business Concern” may also qualify as a subcontract with a “Small Disadvantaged-Owned Business Concern” and/or a “Women- Owned Business Concern”.

****	Confidential Treatment Requested by Core Molding Technologies, Inc.

30.	VALUE SELLING

Buyer has a Brand Promise which is “INTERNATIONAL listens, understands, and delivers the best ways to move our Customers ahead. On the road and in their business.” Seller is required to provide a value statement to the Buyer upon request. The value statement should describe the value to the Buyer’s Customers that the Seller’s Product provides over their competitor’s product.
ENGINEERING/TECHNICAL SUPPORT
31.	GENERAL

Seller will provide at no additional cost to Buyer such design and design qualification assistance, manufacturing assistance, technical and field support as required by Buyer and compensation will be negotiated in good faith for substantive resources.

32.	ENGINEERING SPECIFICATION AND PRODUCT COMPLIANCE
A.	TRUCK GENERAL REQUIREMENTS. Seller must do the following:
i.	Meet requirements as defined in Statements of Work (“SOW”), Specification Transmittals, prints, models, and math data.
B.	TRUCK ENGINEERED SYSTEMS AND COMPONENTS. Seller must do the following:
i.	Meet requirements as defined in Statements of Work (SOW), Specification Transmittals, prints, models and math data.

ii.	Provide on-site supplier engineers during the Product Development Process if requested by Buyer’s engineers.

iii.	Have production intent prototype parts development capability.

iv.	Have the capability of and use electronic data exchange for engineering and CAD data throughout the life of the development program and for production maintenance.

v.	Use quality tools where warranted in the development of Buyer components, such as, but not limited to, FEA (Finite Element Analysis), DVP&R’s (Design Verification Plans and Reports), DFMEA (Design Failure Mode and Effects Analysis), PFMEA (Process Failure Mode and Effects Analysis), and must provide raw data, test reports, and detailed FMVSS Compliance reports for all tests as needed.
33	TRUCK ENGINEERING CAD/CAM SUPPLIER DESIGN DATA REQUIREMENTS

Buyer requires that Seller adhere to acceptable levels of CAD/CAM data as outlined in Buyer document TEM-PR-7.03 and is deemed part of this Agreement.

34.	ELECTRONIC DATA INTERCHANGE (EDI) TRANSACTION REQUIREMENTS

A.	Buyer requires that all EDI transactions with trading partners will be communicated utilizing ANSI X 12 standards and AIAG implementation guidelines. The following table summarizes the transaction requirements for Buyer’s Truck, Engine and Service Parts business units. Please be reminded that as business needs and conditions change, this set of required transactions will be modified accordingly.

EDI
TRANSACTION	PURPOSE	TRUCK	ENGINE	SERVICE PARTS
830	Materials Release	All Suppliers	All Suppliers	All Suppliers *
862	Shipment Authorization	Selected Suppliers	Selected Suppliers	Selected Suppliers
866	Sequenced Components	Selected Suppliers
856	Shipment Notification	All Suppliers	All Suppliers	All Suppliers
824	Applications Advice	All Suppliers	All Suppliers	All Suppliers
861	Receiving Advice	All Suppliers
846	Inventory Advice		All Suppliers
864	Text Messages	Selected Suppliers
997	Functional Acknowledgment	ALL SUPPLIERS	All Suppliers	All Suppliers
850	Purchase Order	Selected Suppliers	Selected Suppliers	All Suppliers
860	Purchase Order Change	Selected Suppliers	Selected Suppliers	All Suppliers
810	Invoice	Selected Suppliers		Selected Suppliers
820	Remittance Advice	Selected Suppliers	Selected Suppliers	Selected Suppliers

*	For Service Parts, the 830 is a planning document only, to be used solely for forecasting, not shipping, purposes.
B.	Buyer and its suppliers share the challenges of continuously rising Customer expectations and an increased demand for speed and agility in all business processes. In recognition of these challenges, the following requirements have been developed to streamline EDI activities while delivering the highest standards of process quality and business flexibility. For purposes of clarity, these requirements have been grouped into three categories: Implementation, Production and General. Seller must:
i.	Implementation.
a.	Implement all Buyer required transactions for all plants in the applicable Buyer business unit within thirty (30) days of first contact by Buyer or its designated enabling service.

b.	Eliminate testing for location changes, where the supplier is currently doing that transaction with Buyer.

c.	Implement location changes for all current transactions within seventy-two (72) hours of first contact by Buyer.

ii.	Production.
a.	Trade all required transactions in a “productionized” flow that eliminates all manual intervention by Buyer in the underlying business processes.

b.	Access mailboxes minimum daily to retrieve 830, 846, 862, 850 and 860 transactions, and at 45-minute intervals to retrieve 824 transactions.

c.	Send 997 transactions to acknowledge all transactions received from Buyer.
d.	Review all 997 transactions received from Buyer to timely identify and correct errors related to the 856 transaction at the translation level.

e.	Comply with all requirements pertaining to the ‘receiving suite’ of transactions, which include timely transmission of accurate 856 transactions and timely processing / acknowledging 824 transactions.

f.	Communicate any systems downtime affecting 856 transmission to the appropriate Buyer’s EDI Coordinator.
iii.	General.
Provide current EDI contact information to Buyer at mailto:edi.hotline@nav-international.com.
C.	Due to Buyer’s high level of EDI to application integration, any manual processing introduces excess cost, time, complexity and opportunity for error. As a result, Buyer reserves the right to impose charges for non-compliance to EDI requirements, as follows:
i.	[****]

ii.	[****]
D.	Buyer agrees that charges associated with non-compliance to items in Item 34 shall be waived until such time that a given Buyers location is compliant.
35.	INFORMATION TECHNOLOGY
A.	Seller attests to information technology capability that enables them to electronically access Buyer via the International Supplier Network (“ISN”) website: http://www.internationalsupplier.com/.

B.	Seller agrees to participate in any and all systems made available via ISN within sixty (60) days of notice of availability. This includes but is not limited to current systems such as eSPEC, (electronic RFQ) and COMPASS, or planned systems such as eQuote (electronic quote), collaborative design tools, supplier profile, etc.
36.	QUALITY REGISTRATION

All suppliers to Buyer are required to be registered to QS-9000 Quality Systems Requirements and as modified from time to time. Buyer will also accept ISO 9000:2000 or TS-16949 registration as long as the Seller can also fulfill all AIAG PPAP (Production Part Approval Process) documentation and approval requirements. Seller must maintain its certification with an accredited registrar and must furnish copies of registration certificates to the Buyer’s Supply Manager upon request.

**** Confidential Treatment Requested by Core Molding Technologies, Inc.

LEGAL/REGULATORY
37.	COMPLIANCE WITH LAWS AND REGULATIONS

Seller agrees that all materials, supplies, articles, or equipment to be manufactured or furnished hereunder will be produced in compliance with all applicable laws including, but not limited to, the Fair Labor Standards Act. If this Agreement exceeds $10,000 and is otherwise subject to the Walsh-Healey Public Contracts Act, Seller also agrees that all materials, supplies, articles, or equipment to be manufactured or furnished hereunder will be produced in compliance with that act.

38.	NON-COMPLIANCE CHARGES

Any instance of Seller’s exception to or non-compliance with any of the requirements set forth in this Agreement will result in a standard charge back per occurrence. See Appendix C — NON-CONFORMANCE CHARGE SCHEDULE for specific non-compliance charges.

39.	MATERIAL SAFETY DATA SHEETS (MSDS)/SUBSTANCE RESTRICTIONS
A.	Seller shall properly classify, describe, package, mark, label and provide Material Safety Data Sheets (“MSDS”) for approval by Buyer prior to the initial shipment of all Products, provide a new MSDS each time there are any changes to the Product that affect the MSDS, and provide an updated MSDS every three years commencing with the effective date of this Agreement. Seller will defend, indemnify and hold harmless Buyer from any claims, penalties, or damages incurred by Buyer as a result of any Product received from Seller not in agreement with the current MSDS provided to Buyer.

B.	Seller is expected to eliminate lead (“Pb”) unless required by Buyer’s specification, mercury (“Hg”), cadmium (“Cd”) and hexa-valent chromium (“Cr VI”) from its Products. Seller will provide written notification of its action plans to Buyer to eliminate these four heavy metals from its Products within six (6) months of the signing of this Agreement.

C.	If the Seller’s parts are subsequently incorporated into Buyer’s Customers’ products, and if these Customers have specific material and/or substance reporting and management requirements, Buyer will cascade these requirements down to Seller and expects Seller to further cascade the requirements down to its sub-tier suppliers. Seller has to achieve the specific material and/or substance reporting and management requirements as part of the Production Part Approval Process (PPAP). Any changes in the use of substances or concentrations of the substances as a result of engineering changes requires pre-approval from Buyer and may require re-approval of the PPAP process.

40.	NON-DISCRIMINATION

If this Agreement is subject to Executive Order 11246 pertaining to non-discrimination and non-segregation, Seller certifies that it (1) is in compliance with Sec. 202 of Executive Order 11246, as amended by Executive Order 11375, and subsequent Executive Orders and the Rules and Regulations set forth by the Secretary of Labor in effect as of the date of this order; (2) does not and will not provide or maintain at any of its establishments, nor permit its employees to perform their services at any location under its control where there are maintained segregated facilities; and (3) agrees that a breach of this Certification violates the Equal Employment clause of Executive Order 11246. “Segregated Facilities” means facilities which are in fact segregated on a basis of race, color, creed, religion or national origin. Seller agrees to (1) obtain an identical certification from proposed subcontractors prior to the award of subcontracts exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity clause, and (2) maintain such certifications in its files. The charge for making a false representation is prescribed under 18 U.S.C. 1001 and any such false representation shall be a material breach of this Agreement.

41.	VETERANS’ READJUSTMENT ASSISTANCE ACT

Seller agrees to comply with Section 503 of the Rehabilitation Act, the Vietnam Era Veterans’ Readjustment Assistance Act (38 U.S.C. 4212) and implementing regulations set forth by the Secretary of Labor as are applicable.

42.	MECHANIC’S LIEN

Buyer reserves the right to make payments directly to subcontractors, agents and other entities whose efforts have been obtained by Seller in the fulfillment of this Agreement if Seller becomes unable for any reason to timely compensate them or to meet its debt obligations. In addition, Buyer reserves the right to make payments directly to bankruptcy courts, trustees in bankruptcy or receivers, as it deems necessary. Any amounts paid by Buyer to the entities or persons listed in this paragraph other then Seller plus legal expenses incurred will be subtracted from any amounts owed to Seller under this Agreement. If Buyer makes direct payments to subcontractors or others as set out in this Article, Seller waives any right to further recompenses from Buyer for the work completed by these entities. Buyer reserves its right to any other remedies allowed in law or equity.

43.	GOVERNMENTAL REQUIREMENTS

Seller agrees to comply with all applicable statutes, regulations, laws and other Government requirements, including but not limited to, 48 C.F.R. Sections 52.219-8 (Utilization of Small Business Concerns), 52.222-26 (Equal Employment Opportunity), 52.222-35 (Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans), 52.222-36 (Affirmative Action for Workers with Disabilities), 52.222-39 (Notification of Employee Rights Concerning Payment of Union Dues or Fees), 52.222-41 (Service Contract Act of 1965) and 52.247-64 (Preference for Privately Owned U.S.- Flag Commercial Vessels). The term “Contractor” and similar terms used in such FAR provisions shall be construed to mean Seller for the purposes of this Agreement.

44.	INDEMNIFICATION
A.	Indemnification by Seller. Seller agrees to protect, defend, hold harmless and indemnify Buyer, its officers, directors, dealers, employees, agents and affiliates, against all claims, actions, suits, proceedings, demands (collectively, “Claims”), including all liabilities, losses, costs, expenses (including all legal costs and expenses) and all judgments, settlements and judicially or administratively imposed damages (including all consequential damages) (collectively with Claims, “Losses”), resulting from or arising or related to:
i.	Any breach or violation of Seller’s representations, covenants or agreements under this Agreement;

ii.	Any alleged negligence, gross negligence, recklessness, willful misconduct or fraud on the part of Seller and/or its Affiliates or any employee, subcontractor or agent of theirs related to this Agreement, or;

ii.	Any property damage or personal injury, including death, attributed to, in whole or in part, a defect where design responsible, materials, or workmanship of Seller’s Products or occurring in connection with the manufacture of such Seller’s Products.
B.	Indemnification by Buyer. Buyer agrees to protect, defend, hold harmless and indemnify Seller, its officers, directors, dealers, employees, agents and affiliates, against all claims, actions, suits, proceedings, demands (collectively, “Claims”), including all liabilities, losses, costs, expenses (including all legal costs and expenses) and all judgments, settlements and judicially or administratively imposed damages (including all consequential damages) (collectively with Claims, “Losses”), resulting from or arising or related to:
i.	Any breach or violation of Buyer’s representations, covenants or agreements under this Agreement;

ii.	Any alleged negligence, gross negligence, recklessness, willful misconduct or fraud on the part of Buyer and/or its Affiliates or any employee, subcontractor or agent of theirs related to this Agreement, or;

iii.	Any property damage or personal injury, including death, attributed to, in whole or in part, Buyer’s negligent installation or use, or both, of Seller’s Products.
C.	Intellectual Property Indemnity. Seller agrees to defend, at its sole expense, any Claim against Buyer, Buyer’s Customers, or either of their officers, directors, employees, agents and affiliates based on an assertion or Claim that any Product furnished by Seller to Buyer hereunder or the use or sale by Buyer or its Customers in the manner contemplated by this Agreement infringes any patent or copyright or other intellectual property right or is a wrongful use of third-party trade secret or proprietary information, and further agrees to indemnify and hold Buyer harmless from any Losses, including attorneys’ fees, settlements associated with said Claim, or any Losses, including attorneys’ fees or costs, finally awarded in any such Claim. If the use or sale of any Product furnished pursuant to this Agreement is enjoined as a result of such Claim, Seller, at its option and at no expense to Buyer, shall obtain for Buyer and its Customers the right to use and sell the Product(s) or shall substitute an equivalent product(s) acceptable to Buyer and extend this indemnity thereto. This indemnity does not extend to any Claim based on any infringement of any patent by the combination of Product(s) furnished by Seller with other components added thereto by Buyer, except when the Product(s) is a material part of the invention of an asserted patent and the components furnished by Buyer to complete the claimed combination, such as an engine, sensor, or vehicle frame are not novel within the meaning of the patent or are specified or approved by Seller. This indemnity does not extend to any infringement or alleged infringement arising solely out of Seller’s compliance with Buyer-required specifications, designs, or instructions that (i) are created solely by Buyer and (ii) are thereafter furnished to Seller in writing.

D.	Collaborative Efforts. In the event that a Claim should be made based upon a design defect and the design was a collaborative effort, Seller and Buyer shall cooperate fully in the defense of this matter, sharing in all Losses related to such Claim, provided each party will contribute to the aggregate Losses arising from such Claim in a proportion reflecting to the relative and comparative responsibilities of the parties for such Losses, as well as any other relevant equitable considerations.

E.	Notice of Indemnification. No Claim shall be valid unless notice of the matter which may give rise to such Claim is given in writing by the indemnitee (the “Indemnitee”) to the persons against whom indemnification may be sought (“Indemnitor”) as soon as reasonably practicable after such Indemnitee becomes aware of such Claim. Failure of the Indemnitee to notify the Indemnitor within such notice period shall not relieve Indemnitor of any liability hereunder, except to the extent the Indemnitor reasonably demonstrates that the defense of such third party claim is materially prejudiced by such failure. Such notice shall state that the Indemnitor is required to indemnify the Indemnitee for a Loss and shall specify the amount of Loss, if available, and relevant details thereof. The Indemnitor shall notify Indemnitee within a reasonable time from such notice of its intention to assume the defense of any such claim, which consent shall not be unreasonably withheld or delayed.
45.	LIABILITY INSURANCE

During the Initial Term (and Renewal Terms, if any) of this Agreement, Seller shall maintain at its own expense Comprehensive General Liability Insurance with coverage of no less than US$ 5,000,000 per occurrence and US$ 5,000,000 general aggregate for death, bodily injury, and property damage. Buyer retains the right to obtain an increase in the above stated insurance limits at any time.

Seller’s liability under this Agreement shall be limited by the amount of such insurance coverage and such insurance shall be primary and not contributory as to other insurance Seller may have in effect. The above-required policy shall be written on an “occurrence” basis unless the policy is available only on a “claims made” basis, in which case such “claims made” insurance coverage shall be maintained in effect for a period of four (4) years after the termination of this Agreement. Such policy shall be maintained with an insurer authorized to issue policies in the United States, which insurer shall be satisfactory to Buyer, and shall name Buyer as an additional insured. Such policy shall provide that thirty (30) days written notice shall be given to Buyer prior to cancellation or material changes to the policy. Any such change, modification or cancellation shall not affect Seller’s obligation to maintain the insurance coverage set forth above.

As of its execution of this Agreement, Seller shall provide Buyer with a certificate of insurance evidencing such coverage. Failure to provide such certificate of insurance shall void this Agreement, at Buyer’s sole option.

46.	REMOVAL OF IDENTITY OF BUYER

At its own expense Seller agrees to destroy or remove to the Buyer’s complete satisfaction Buyer’s corporate name, addresses, trademarks, patent numbers, and all other references to Buyer from all Products rejected or canceled by Buyer, or purchased or produced by Seller in excess of quantities specified by Buyer, whether such Products are completed or partially completed, delivered, tendered for delivery, or undelivered, prior to disposition of such Products to parties other than Buyer, or to destroy such Products. Seller acknowledges that any sale of Products bearing the Buyer’s trade name and/or trademarks to any person or entity other than Buyer is an infringement of the Buyer’s proprietary rights in its trade name and/or trademarks and is an attempt by Seller to “pass off” products of others as the products of Buyer. Without first obtaining the written consent of Buyer, Seller agrees that it shall not in any manner make known the fact that Seller has furnished, or contracted to furnish, Buyer the Products covered by this Agreement, or use the name of Buyer or any of its trademarks or trade names in Seller’s advertising or other promotional material.

47.	NEW BUSINESS

Buyer recognizes a strategic relationship with the Seller. As such, the Seller will be invited to quote on future programs if the Seller has demonstrated capability in the desired manufacturing process and meets the Buyers overall supplier performance requirements. Provided Seller has demonstrated the preceding requirements, Buyer will offer Seller an opportunity to become competitive and secure future business.

48.	CONFIDENTIAL INFORMATION / INTELLECTUAL PROPERTY
A.	During the term of this Agreement, each party hereto may disclose to the other certain confidential information relating to the manufacturing, sale, marketing, development or distribution of the Product(s), the application of the Product(s) by Buyer, processes, trade secrets and business and financial information and marketing plans of either party as well as confidential information (which may be in electronic form, as well) resulting from the performance of this Agreement, including, without limitation, purchase orders, sales projections, customer lists, designs under development, intellectual property and know-how. Any such information that is marked or otherwise clearly identified at the time of disclosure as “confidential” or “proprietary” or any information which a person would reasonably deem to be confidential information of the parties under the circumstances shall be considered as “Confidential Information” for purposes of this Agreement, provided that, if the information is disclosed orally, a writing identified as “confidential” or “proprietary” and summarizing the Confidential Information will be provided within thirty (30) days after disclosure. During the term of this Agreement and for a period of five (5) years after the expiration or termination of this Agreement, the receiving party will use its best efforts to prevent the disclosure of such Confidential Information to third parties and will not use such Confidential Information for any purpose other than to effectuate the provisions of this Agreement.

“Best efforts” with respect to any Confidential Information means at least that degree of care normally used by the receiving party to prevent disclosure to others of its own confidential information of similar importance, but in no case less than a reasonable degree of care. Notwithstanding the foregoing, Seller and Buyer agree that Confidential Information shall not include any information which: (a) is or becomes publicly known through no wrongful act on the receiving party’s part; or (b) is, at the time of disclosure under this Agreement, already known to the receiving party without restriction on disclosure; or (c) is, or subsequently becomes, rightfully and without breach of this Agreement, in the receiving party’s possession without any obligation restricting disclosure; or (d) is independently developed by the receiving party without reference to or use of the Confidential Information; or (e) is disclosed pursuant to an order of any governmental or judicial authority, after prior notice to the disclosing party respecting such order, and affording the disclosing party reasonable cooperation respecting any objections by the disclosing party to the request for disclosure, including a reasonable opportunity for the disclosing party to obtain a protective order in respect to the Confidential Information at the expense of the disclosing party.

B.	Upon request of the disclosing party at any time, the recipient agrees to return to the disclosing party or destroy all materials in its possession or control which contain Confidential Information of the disclosing party, including, without limitation, documents, drawings, CAD drawings, computer media, models, prototypes, sketches, designs, and lists furnished by the disclosing party or accessed by the recipient, including copies thereof made by the recipient, and to delete from its computers any software, data files, or CAD files containing Confidential Information furnished by the disclosing party. If materials are destroyed, an officer of the recipient shall identify such materials to the disclosing party and certify that their destruction has been completed. Notwithstanding the foregoing, each party shall be entitled to maintain one archival copy of the Confidential Information within its Law Department or at the office of its General Counsel, such archival copy to be used solely in connection with resolving claims or disputes between the parties relating to this Agreement.

C.	Seller agrees that all drawings, graphics, technical analyses, models, prototypes, writings, computer programs, algorithms, and other materials developed for buyer under this Agreement are considered to be works for hire and shall become and remain the property of Buyer. All drawings created under this Agreement shall be marked “Navistar® Confidential” or “Navistar® Proprietary” or words to that effect. At the request of Buyer, Seller shall execute or cause its employees, contractors or subcontractors to execute, any and all documents which International may deem necessary to assign to Navistar or a subsidiary thereof, Buyer’s successors or assigns, the sole and exclusive right to such designs, model, and other materials, as well as to industrial design registrations, design patents and copyrights related thereto.

E.	This Article 48 — CONFIDENTIAL INFORMATION / INTELLECTUAL PROPERTY, shall survive the termination or expiration of this Agreement.
49.	TERMINATION
A.	Termination by Buyer: At any time during the Initial Term (or any Renewal Term) of this Agreement should Seller default in performing any of its material obligations hereunder, the Buyer may give written notice of default giving the full details thereof.

If Seller fails within ninety (90) days of the receipt of written notice of default to cure the default, then Buyer shall have the right to terminate this Agreement with regard to the particular Product materially affected by the default, or if the default materially affects all Products, Buyer shall have the right to terminate this Agreement in its entirety. The Buyer shall give Seller ninety (90) days written notice from the determination of the failure to cure the default, whereupon the termination shall be effective.

B.	Termination by Seller: At any time during the Initial Term (or any Renewal Term) of this Agreement should Buyer default in performing any of its material obligations hereunder, the Seller may give written notice of default giving the full details thereof. If Buyer fails within ninety (90) days of the receipt of written notice of default to cure the default, then Seller shall have the right to terminate this Agreement with regard to the particular Product materially affected by the default, or if the default materially affects all Products, Seller shall have the right to terminate this Agreement in its entirety. The Seller shall give Buyer ninety (90) days written notice from the determination of the failure to cure the default, whereupon the termination shall be effective.

C.	Rights and Obligations of Parties. Except as otherwise provided for herein, the termination of this Agreement for any reason shall be without prejudice to (without acting as a limitation):
i.	Either party’s obligations of confidentiality provided for in Article 48 — CONFIDENTIAL INFORMATION / INTELLECTUAL PROPERTY;

ii.	Either party’s right to receive all payments (including any amounts provided for in Article 5 — PRICING hereof) accrued hereunder prior to the date of such termination; and

iii.	Any other remedies which either party may then or thereafter have hereunder or under law, equity or otherwise.
B.	Survival. Any termination or expiration of all or part of this Agreement shall not relieve either party of obligations incurred pursuant to and during the Initial Term (or any Renewal Term) prior to such termination or expiration of this Agreement, including but not limited to the warranty provisions set forth in Article 24 — WARRANTY hereof, the Indemnification provisions of Article 44 — INDEMNIFICATION hereof, and the Confidential Information provisions set forth in Article 48 — CONFIDENTIAL INFORMATION / INTELLECTUAL PROPERTY hereof. Articles 23A — REIMBURSEMENT FOR NON-PERFORMANCE BY SELLER, 24 — WARRANTY, 25 — REIMBURSEMENT FOR WARRANTY CLAIMS, 38 — NON-COMPLIANCE PENALTIES, 44 — INDEMNIFICATION, 46 - REMOVAL OF IDENTITY OF BUYER, 48 — CONFIDENTIAL INFORMATION / INTELLECTUAL PROPERTY, 49C and D — TERMINATION, 52 — CHOICE OF LAW, 53 — CONSENT TO JURISDICTION, 55 — NO LIMITATION OF RIGHTS AND REMEDIES, and 58 — NOTICES of this Agreement and any other provision, that by its terms is intended to survive, shall survive any termination or expiration of this Agreement.
MISCELLANEOUS
50.	ASSIGNMENT OF RIGHTS AND DUTIES

Either party may assign the rights and duties under this Agreement, either in whole or in part, only with the prior written consent of the other party. No permitted assignment hereunder shall be deemed effective until the assignee shall have executed and delivered an instrument in writing reasonably satisfactory in form and substance to the other party pursuant to which the assignee assumes all of the obligations of the assigning party hereunder. Any purported assignment of this Agreement in violation of this Article 50 — ASSIGNMENT OF RIGHTS AND DUTIES shall be void.

51.	MODIFICATION AND AMENDMENT OF AGREEMENT

No modifications of, or additions to, the provisions or conditions of this Agreement (including the Exhibits, Appendices and Schedules hereto) will become a part of the Agreement until agreed to in writing by the Buyer and Seller. This Agreement (including the Exhibits, Appendices and Schedules hereto) may not be amended or modified without the written consent of both Buyer and Seller. For purpose of clarity, Appendix A — PRODUCT DESCRIPTION may not be amended, modified or altered without the written consent of Buyer and Seller.

52.	CHOICE OF LAW

This Agreement shall be governed by and construed under the laws of the State of Illinois, without giving effect to the choice of law provisions thereof.

53.	CONSENT TO JURISDICTION

All actions, proceedings, claims, counterclaims or cross-complaints in any action or other proceeding brought by any party hereto against any other party hereto with respect to any matter arising out of, or in any way connected with or related to, this Agreement or any portion thereof, whether based upon contractual, statutory, tortuous or other theories of liability arising out of or relating to this Agreement, shall be heard and determined in any federal court sitting in Chicago, Illinois, unless there is no federal court jurisdiction, in which case the action or proceeding shall be heard and determined in any state court sitting in Chicago, Illinois, and the parties hereto hereby irrevocably submit to the jurisdiction of such courts in any such action or proceeding, IRREVOCABLY AGREE THAT ANY SUCH COURT IS A PROPER VENUE FOR ANY SUCH ACTION, and irrevocably waive the defense of an inconvenient forum. Each party irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such party at its address specified in Article 58 — NOTICES. Nothing in this Article 53 — CONSENT TO JURISDICTION shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

54.	SEVERABILITY

In the event that any provision of this Agreement or the application thereof to any party of circumstance shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, then (i) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision, and (ii) the remainder of this Agreement and the application of such provision to the parties or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby.

55.	NO LIMITATION OF RIGHTS AND REMEDIES; SPECIFIC PERFORMANCE

The provisions of each Article of this Agreement are not intended to limit any rights and remedies of the Seller or Buyer. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court having jurisdiction over the parties and the matter (subject to the provisions set forth in Article 53 — CONSENT TO JURISDICTION above), in addition to other remedy to which they may be entitled, at law or in equity.

56.	FORCE MAJEURE
A.	Except as described below, neither party shall be liable for any failure or delay in the performance of its obligations under this Agreement to the extent this failure or delay both:
i.	Is caused by any of the following: acts for war, terrorism, civil riots, or rebellions; quarantines, embargoes, and other similar unusual governmental action; extraordinary elements of nature or acts of God; and

ii.	Could not have been prevented by the non-performing party’s reasonable precautions or commercially accepted processes (including, but not limited to, implementation of disaster recovery and business continuity plans in accordance with industry best practices), or could not reasonably be circumvented by the non-performing party through the use of substitute services, alternate sources, work-around plans, or other means by which the requirements of a buyer of products substantively similar to the product hereunder would be satisfied.
Events meeting both of the above criteria are referred to as “Force Majeure Events.” The parties expressly acknowledge that Force Majeure Events do not include vandalism, the regulatory acts of governmental agencies, labor strikes, lockouts, labor difficulty or the non-performance of third parties or subcontractors relied on for the delivery of the Product unless such failure or non-performance by a third party or subcontractor is itself caused by a Force Majeure Event, as defined above. Upon the occurrence of a Force Majeure Event, the non-performing party shall be excused from any further performance or observance of the affected obligation(s) for as long as such circumstances prevail, and such party continues to attempt to recommence performance or observance to the greatest extent possible without delay.

B.	Notwithstanding any other provision of this Article, a Force Majeure Event shall obligate Seller to begin and successfully implement all services relating to disaster recovery set forth in a “Disaster Recovery Plan” as may be specifically requested by Buyer. If a Force Majeure Event causes a material failure or delay in the performance of any Seller obligation with respect to any Product for more than five (5) consecutive days, Buyer may, at its option, and in addition to any other rights Buyer may have, procure such Product from an alternate source until Seller is again able to provide such Products. Seller shall be liable for all payments made and costs incurred by Buyer required to obtain the Product from the alternate source during this period.
57.	ENTIRE AGREEMENT

This Agreement, together with green sheets, the Exhibits, Appendices and Schedules attached hereto (and thereto), embodies and sets forth the entire agreement and understanding of the parties with respect to the subject matter herein and there are no promises, terms, conditions or obligations, oral or written, expressed or implied, other than those contained in this Agreement. The terms of this Agreement shall supersede all previous oral or written agreements which may exist or have existed between the parties relating to the subject matter of this Agreement. No party shall be entitled to rely on any agreement, understanding or arrangement which is not expressly set forth in this Agreement. Any other terms and conditions, including without limitation any terms and conditions contained in any purchase order or sales invoice issued pursuant to the Agreement, are hereby expressly excluded.

58.	NOTICES
A.	Except as otherwise specifically provided, any notice or other documents to be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered mail, nationally recognized overnight courier or facsimile transmission to a party or delivered in person to a party at the address or facsimile number set out below for such party or such other address as the party may from time to time designate by written notice to the other:

If to Buyer:	Navistar, Inc. 4201 Winfield Road P.O. Box 1488 Warrenville, IL 60555
	Attn:	Dustin Miller/ Supply Manager
	Facsimile:	630-753-6132
	Phone:	630-753-6097
	Email:	Dustin.Miller@navistar.com

With copies to:
	Attn:	Steve Noland/ Purchasing Manager
	Facsimile:	630-753-6132
	Phone:	630-753-6220
	Email:	Steve.noland@navistar.com

If to Seller:	Core Molding Technologies, Inc. and Core Composites Corporation 800 Manor Park Drive Columbus, OH 43228
	Attn:	Phil Murfitt
	Facsimile:	614-870-4064
	Phone:	614-870-5082
	Email:	pmurfitt@coremt.com

With copies to:
Attn:	Kevin L. Barnett
Facsimile:	614-870-4028
Phone:	614-870-5603
Email:	kbarnett@coremt.com
B.	Any such notice or other document shall be deemed to have been received by the addressee five (5) business days following the date of dispatch of the notice or other document by mail or, where the notice or other document is sent by overnight courier, by hand or is given by facsimile, simultaneously with the transmission or delivery. To prove the giving of a notice or other document it shall be sufficient to show that it was dispatched.
59.	NO WAIVERS

Neither the failure nor delay on the part of a party to require the strict performance of any term, covenant or condition of this Agreement or to exercise any right or remedy available on a breach thereof shall constitute a waiver of any such breach or of any such term or condition. The consent to, or the waiver of, any breach, or the failure to require on any single occasion the performance or timely performance of any term, covenant, or condition of this Agreement shall not be construed as authorizing any subsequent or additional breach and shall not prevent a subsequent enforcement of such term, covenant, or condition.

60.	CONSTRUCTION

The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. Buyer and Seller hereby acknowledge that each party hereto and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Whenever used herein, the words “include’, “includes” and “including” shall mean “include, without limitation”, “includes, without limitation” and “including, without limitation”, respectively. The masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates. “Days” means calendar days unless other specified.

61.	HEADINGS

The headings used in this Agreement are for convenience only and are not a part of this Agreement nor affect the interpretation of any of its provisions.

62.	COUNTERPARTS

This Agreement may be executed simultaneously in counterparts (and may be delivered by facsimile), each of which shall be deemed an original, but all of which together shall constitute a single agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers or representatives as of the day and year first above written.

BUYER: Navistar, Inc.	SELLER: Core Molding Technologies Inc. and Core Composites Corporation

/s/ Dustin Miller	/s/ Kevin Barnett

Name: Dustin Miller	Name: Kevin Barnett
Title: Supply Manager	Title: President and Chief Executive Officer

Date: 6/23/08	Date: 6/23/08

APPENDIX A — PRODUCT DESCRIPTION
Include written specifications, drawings, design, style, or other appropriate and relevant descriptives.
Production contracts [****] and their successors

*	Confidential Treatment Requested by Core Molding Technologies, Inc.

APPENDIX B — PRODUCT PRICING SCHEDULE
[****]

*	Confidential Treatment Requested by Core Molding Technologies, Inc.

APPENDIX C — NON-CONFORMANCE CHARGE SCHEDULE

Article Reference	Description	Charge
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]
[****]	[****]	[****]

*	Confidential Treatment Requested by Core Molding Technologies, Inc.

APPENDIX D — SMC formulation and SMC weight
8.1.06

SMC Resin
		Content	Raw Material	Cost
[****]	[****]	[****]	[****]	[****]
Production Parts

Top P/N	Description	SMC Type	SMC Qty Lbs
[****]	[****]	[****]	[****]

*	Confidential Treatment Requested by Core Molding Technologies, Inc.